SCHEDULE 14C

Amendment No. 1

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934 (Amendment No.    )

Check the appropriate box:

☒ Preliminary Information Statement	☐ Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐ Definitive Information Statement

HYDROPHI TECHNOLOGIES GROUP, INC.
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒  No fee required

☐  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐  Fee paid previously with preliminary materials.

☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4)  Date Filed:

HYDROPHI TECHNOLOGIES GROUP, INC.

3404 Oakcliff Road, Suite C6

Doraville, GA 30340

Telephone Number: (404) 974-9910

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

November __, 2014

To our Stockholders:

Enclosed please find an information statement providing information to you regarding an action taken by four of our stockholders, two of which are our directors, authorizing the Company’s Board of Directors to amend the Articles of Incorporation of the Company to: (i) increase number of the authorized shares of common stock of the Company, par value $0.0001 (the “Common Stock”) from 300,000,000 to 600,000,000 and (ii) authorize a new class of “blank check” preferred stock, par value $0.0001 per share (the “Preferred Stock”), having such terms, rights, and features as may be determined by the Board of Directors of the Company; and (iii) authorize 25,000,000 shares of Preferred Stock.  The action was approved by written consent in lieu of a meeting of stockholders by the stockholders holding a majority of our issued and outstanding Common Stock entitled to vote thereon.

Your vote is not required to approve any of these actions, and the enclosed information statement is not a request for your vote or a proxy.

The accompanying information statement is for information purposes.  Please read the accompanying information statement carefully.

By Order of the Board of Directors,

Roger Slotkin,
President

INFORMATION STATEMENT

FOR

HYDROPHI TECHNOLOGIES GROUP, INC.

3404 Oakcliff Road, Suite C6

Doraville, GA 30340

Telephone Number: (404) 974-9910

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This information statement is first being furnished on or about November __, 2014 to the holders of record as of the close of business on November 9, 2014 (“Record Date”) of the common stock, $.0001 par value (the “Common Stock”), of Hydrophi Technologies Group, Inc. (referred to in this information statement as “we”, “us”, “our”, “the Company”, or “Hydrophi”).

This information statement is being furnished to inform our stockholders about certain transactions that have been taken by our majority stockholders.  This information statement is being filed with the U.S. Securities and Exchange Commission pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and provided to the Company's stockholders pursuant to Rule 14c-2 promulgated under the Exchange Act.

We will pay all costs associated with the distribution of this information statement, including the costs of printing and mailing.  We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this information statement to the beneficial owners of our Common Stock.

The date of this information statement is November __, 2014.

QUESTIONS AND ANSWERS ABOUT THIS INFORMATION STATEMENT

50.81% of the Company's  stockholders executed a written consent in lieu of a meeting pursuant to the Company’s Articles of Incorporation in which the stockholder authorized the Company's Board of Directors to amend the Articles of Incorporation of the Company to (i) increase number of the authorized shares of Common Stock from 300,000,000 to 600,000,000; (ii) authorize a new class of “blank check” preferred stock, par value $0.0001 per share (the “Preferred Stock”), having such terms, rights, and features as may be determined by the Board of Directors of the Company (the “Board of Directors”); and (iii) authorize 25,000,000 shares of Preferred Stock.

The following questions and answers address briefly some questions you may have regarding this information statement.  These questions and answers may not address all questions that may be important to you as a stockholder.  Please refer to the more detailed information contained elsewhere in this information statement.

Q:

Why did you send me this information statement?

A:

We sent you this information statement to inform you about a recent action taken by four stockholders holding a majority of the voting power of the Company's issued and outstanding Common Stock by executing a written consent in lieu of a meeting.  You are not required to take any action with respect to any of the information set forth in this information statement.

Q:

Will the actions taken by written consent also be submitted to all of the Company's stockholders for approval?

A:

No. A stockholder action taken by written consent in lieu of a meeting is effective as if taken at a meeting of the Company's stockholders.  No further stockholder approval is necessary and there will be no meeting specifically called for the purpose of approving again the actions taken by written consent described herein.

Q:

How many shares of the Common Stock were eligible to consent to the actions described in this information statement?

A:

On November 9, 2013, there were 115,767,605 shares of Common Stock issued and outstanding.  Each share of Common Stock entitled the holder thereof to one vote on each matter that may come before a meeting of the Company's stockholders or on actions taken by written consent in lieu of a meeting.

Q:

What vote was required to authorize and approve the actions taken by written consent in lieu of a meeting?

A:

Pursuant to the Florida Business Corporation Act, the affirmative vote of the holders of a majority of the total number of shares of Common Stock outstanding was required to authorize and approve the actions taken by written consent in lieu of a meeting.  Four stockholders, two of which are also directors of the Company, holding an aggregate of 58,822,746 shares of Common Stock, or 50.81% of the total number of shares of Common Stock outstanding, executed the written consent.

Q:

Do the Company's stockholders have any dissenters' rights or rights of appraisal with respect to the actions described in this information statement?

A:

No. Under Florida law, our stockholders do not have dissenters' or appraisal rights in connection with the actions taken by written consent in lieu of a meeting described in this information statement.

Q:

At what point may the Company take the actions approved in the written consent in lieu of a meeting?

A:

We may not take the actions approved in the written consent until at least 20 days after mailing this definitive information statement to our stockholders.

Q:

Where can I find out more information about the Company?

A:

We are subject to the informational requirements of the Exchange Act which require that we file reports, proxy statements and other information with the SEC.  The SEC maintains a website on the Internet that contains reports, proxy and information statements and other information regarding registrants, including us, that file electronically with the SEC.  The SEC's website address is http://www.sec.gov. In addition, our Exchange Act filings may be inspected and copied at the SEC's Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549.  Copies of our Annual Report on Form 10-K for the year ended March 31, 2014, may be obtained without charge upon written request made to Hydrophi Technologies Group, Inc., 3404 Oakcliff Road, Suite C6, Doraville, GA 30340.

AUTHORIZATION OF ACTIONS

The Board of Directors of the Company took action on November 7, 2014, to approve the form of Amendment to the Articles of Incorporation set forth in Exhibit A (“Articles of Amendment”) hereto, and then they recommended to and sought the approval of the majority shareholder of the Company for the changes.  On November 9, 2014, four  stockholders, two of which are also the directors of the Company, executed a written consent in lieu of a meeting, in respect of 58,822,746 shares of common stock held by them, equal to 50.81% of the issued and outstanding shares of Common Stock, which approved the form of Articles of Amendment.

INFORMATION REGARDING THE PROPOSALS

General

The proposal to amend the Company's Articles of Incorporation is described below. A copy of the Certificate of Amendment to implement the changes contemplated by the proposal is attached to this Information Statement as Exhibit A.

Increase of Authorized Common Stock

The Company’s Board of Directors unanimously adopted resolutions, authorized by the four stockholders holding 50.81% of the voting power of the Company's issued and outstanding Common Stock, to amend the Articles of Incorporation to increase the number of authorized shares of common stock from 300,000,000 shares to 600,000,000 shares. The Board of Directors believes that this increase in the number of authorized shares is in the best interest of the Company. The Company currently has outstanding a series of convertible notes, in principal amount of approximately $1,125,000, plus interest, all of which is convertible into shares of common stock based on a market formula.  There are currently 115,767,605 shares of common stock outstanding, and at the current price of a common stock on the market, the Company believes it will need approximately 171,500,000 additional shares to satisfy its note conversion obligation.  The Company is required to have available not only the number of shares that are issued on conversion, but also an extra percentage of the estimated amount necessary for conversion . T he Company believes it will need to use and have additionally reserved a substantial portion of the currently authorized but unissued shares of common stock for the convertible notes .  Therefore, the Board of Directors believes that having the additional authorized shares of common stock will be helpful in meeting its obligations.

As the Company needs additional capital to carry out its business plan, the additional shares of Common Stock could be used for equity and equity based financings such as convertible debt and warrants.  The additional shares could also be used for various corporate purposes, such as acquisitions, stock dividends, stock splits and stock options. Because the Company is pursuing licensing of its technology, the Company may find it advantageous to use its equity and equity based securities as part of the licensing terms to tie a licensee to the success of the Company. Any of these possible uses would be in the discretion of the Board of Directors, once the additional shares are authorized.

The Board believes these additional shares of authorized Common Stock should enable the Company to promptly take advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with obtaining stockholder to approval to further amend the Company’s Articles of Incorporation.

The Company has been and continues to seek investment funds to provide general working capital for the Company’s research, development and marketing initiatives. Such financing may be in either debt, equity or a combination thereof.  Debt financing may be equity linked, as in convertible debenture type financings or have an equity component such as a loan with warrants.  However, there can be no assurance that the Company will be able to raise any capital funds, and there can be no assurance that if offered, the terms for additional new capital will be acceptable to the Company.  If any proceeds are raised from the sale of securities, including additional common stock or securities based on common stock, they will be used for general working capital requirements and comply with the SEC reporting requirements.

Effect of Additional Common Stock

Issuance by the Company of any additional shares of common stock would dilute both the equity interests and the earnings per share of existing holders of the common stock. Such dilution may be substantial, depending upon the amount of shares issued. The newly authorized shares of Common Stock will have voting and other rights identical to those of the currently authorized shares of common stock. The increase could have a dilutive effect on the voting power of existing shareholders once issued.  Such increase also could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law and the certificate of incorporation) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the voting rights of persons seeking to obtain control of the Company, even if the persons seeking to obtain control of the Company offer an above-market premium that is favored by a majority of the independent shareholders. Similarly, the issuance of additional shares to certain persons allied with the Company’s management could have the effect of making it more difficult to remove the Company’s current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Company has no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

Issuance Plans

Although the management of the Company is seeking to attract new investment into the Company for working capital and other expansion possibilities, there are no firm commitments for any forms of financing yet offered to the Company. Additionally, the Company does not have any specific expansion plans that would use the shares of Common Stock being authorized by the action described herein.

Authorization of Class of Preferred Stock

Our Articles of Incorporation currently do not provide for the issuance of preferred stock. On November 9, 2014, four stockholders, two of which are also directors of the Company, holding 50.81% of the voting power of the Company's issued and outstanding Common Stock executed a written consent in lieu of meeting authorizing the Board of Directors to amend our Articles of Incorporation to authorize a class of “blank check” preferred stock of the Company.  Accordingly, our Articles of Incorporation will authorize the Company to issue up to 25,000,000 shares of Preferred Stock, having such terms, rights and features as may be determined by the Board of Directors.

The term “blank check” is often used to refer to preferred stock, the creation and issuance of which is authorized by the stockholders in advance and the terms, rights and features of which are determined by the Board of Directors from time to time.  Therefore, once authorized, the Board of Directors will be able to issue the shares in classes without further shareholder approval. The authorization of blank check preferred stock permits the Board of Directors to create and issue preferred stock from time to time in one or more series. Subject to the Company’s Articles of Incorporation and any limitations prescribed by law or by any stock exchange or national securities association trading system on which the Company’s securities may be listed, the Board of Directors would be expressly authorized, at its discretion, to adopt resolutions to issue preferred shares, to fix the number of shares and to change designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights, dividend rates, terms of redemption, redemption prices, voting rights, conversion rights, and liquidation preferences of the shares constituting any series of preferred stock, in each case without any further action or vote by the stockholders.  To the extent that any preferred stock is convertible into common stock, upon conversion the existing holders of common stock would suffer dilution of their percentage ownership of the company and may suffer economic dilution as a result of more common stock outstanding and trading in the market.  Because the terms of any preferred stock are not yet established, it is not possible to quantify the extent of any dilutive impact on the common stock, but it could be substantial.  The Board of Directors would be required to make any determination to issue shares of preferred stock based on its judgment that doing so would be in the best interests of the Company and all its stockholders.

Rationale for Creating Blank Check Preferred Stock

Recent economic developments have adversely affected the capital markets and the availability of capital for small cap issuers such as the Company. In light of these trends, the Board of Directors believes that the Company should have a full range of capital financing alternatives available in its Articles of Incorporation.

The authorization of “blank check” preferred stock will provide the Company with increased flexibility in meeting future capital requirements by providing another type of security in addition to its common stock, as it will allow the Company to issue preferred stock from time to time with such features as may be determined by the Board of Directors for any proper corporate purpose. Such uses may include, without limitation, issuance for cash as a means of obtaining capital for use by the Company, or issuance as all or part of the consideration to be paid by the Company for acquisitions of other businesses or their assets. The Board of Directors has no present intent, plans, understandings, agreements or commitments to issue any preferred stock.

Anti-Takeover Effects of the Preferred Stock

The issuance of preferred stock could, under certain circumstances, have the effect of delaying or preventing a change of control of the Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change of control of the Company. Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to make it more difficult to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise. The ability of the Board of Directors to issue such additional shares of preferred stock, with the rights and preferences it deems advisable, could discourage potential acquirors, and could therefore deprive stockholders of benefits they might otherwise obtain from an attempt by a third-party to acquire ownership or control of the Company, such as selling their shares at a premium over market price. Moreover, the issuance of such additional shares to persons friendly to the Board of Directors could make it more difficult to remove incumbent directors from office in the event such change were to be deemed advisable by the stockholders.

While the amendment to the Articles of Incorporation may have anti-takeover consequences, the Board of Directors believes that the benefits it would confer on the Company outweigh any disadvantages. In addition to the enhanced ability to finance purchases and secure capital, as discussed above, the Company would gain a degree of protection from hostile takeovers that might be contrary to the interests of the Company and the stockholders. The Board of Directors believes it is in the best interest of the Company and the stockholders to encourage potential acquirers to negotiate directly with the Board rather than taking unilateral action. Only when empowered to negotiate on behalf of the Company can the Board have the best possible opportunity to secure the terms that best serve the interests of the Company and all the stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth as of November 9, 2014, the beneficial ownership of our Common Stock by (a) each person or group of persons known to us to beneficially own more than 5% of the outstanding shares of our Common Stock, (b) each of our directors and executive officers, and (c) all of our directors and executive officers as a group.  The address of the persons is 3404 Oakcliff Road, Suite C6, Doraville, GA 30340.

Beneficial ownership is determined in accordance with Rule 13d-3 promulgated under the Exchange Act.  In computing the number of shares beneficially owned by a person or a group and the percentage ownership of that person or group, shares of our Common Stock subject to options or warrants currently exercisable or exercisable within 60 days after the date hereof are deemed outstanding, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. As of November 9, 2014, we had 115,767,605 issued and outstanding shares of Common Stock.

Name of Beneficial Owner	Director or Officer	Amount and Nature of Beneficial Ownership (1)	Percentage (2)
Roger M. Slotkin	Director (Chairman of the Board) and CEO of the Company	11,063,671	9.56%

Reid Meyer(3)	Director of the Company and Chief Operating Officer of the Company’s subsidiary, Hydro Phi Technologies, Inc., a Delaware corporation (“HPT”)	1,025,413	0.89%

Mark Robinson (4)	Director of HPT Group	0	0%

Jonathan Goldman	Chief Technology Officer of HPT	1,025,413	0.89%

All officers and directors of the Company and HPT (four persons)(3)(4)		13,114,497	11.34%

5% and Greater Holders
John Durham		30,430,650	26.28%
Philip Levin		16,303,012	14.08%
31 Group LLC (5)(6)		5,776,803	4.99%

(1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock.

(2) Based on 102,665,126 shares of our common stock issued and outstanding.

(3) Does not include the 1,000,000 shares of our common stock subject to options granted in 2014 that are not yet vested and do not vest within 60 days.

(4) Does not include the 1,000,000 shares of our common stock subject to options granted in 2014 that are not yet vested and do not vest within 60 days.

(5) The business address of 31 Group LLC (“31 Group”) is c/o Magna Group, 5 Hanover Square, New York, New York 10004. Mr. Joshua Sason is a member and the controlling person of 31 Group, with sole voting control and investment discretion over securities held by 31 Group, and may be deemed to share beneficial ownership of any securities beneficially owned by 31 Group.  Mr. Sason disclaims beneficial ownership of these securities.

(6) Represents shares of common stock issuable upon conversion of convertible notes and exercise of a warrant, both held by 31 Group LLC. The notes and warrant are subject to an aggregate 4.99% blocker provision which limits the amount of shares of common stock that 31 Group LLC may hold at any one time.  The limit may be increased to 9.99% at the election of 31 Group.  The convertible notes convert based on a market formula, which as of November 9, 2014, represented approximately 171,486,697 shares of common stock without applying the blocker provision, and the warrant represents 2,647,059 shares of common stock. The above listed share and percentage amounts in the table apply the foregoing described blocker provision and represents 4.99% of 115,767,605 shares of common stock.

HOUSEHOLDING

We will be “householding” this Information Statement. This means that only one copy of this Information Statement will be sent to you and the other stockholders who share your address unless we have received contrary instructions from one or more of those stockholders.  Householding is designed to reduce the volume of duplicate information that stockholders receive and reduce our printing and mailing expenses.

If your household has received only one copy of this notice, and you would prefer to receive separate copies of this document, either now or in the future, please call us at (404) 974-9910 or write to us at Hydrophi Technologies Group, Inc., Oakcliff Road, Suite C6, Doraville, GA 30340. We will deliver separate copies promptly. If you are now receiving multiple copies of our proxy materials and would like to have only one copy of these documents delivered to your household in the future, please contact us in the same manner.

Exhibit A

Form of Articles of Amendment

to the Articles of Incorporation

of

Hydrophi Technologies Group, Inc.

(see attached)

A-1

Articles of Amendment
to
Articles of Incorporation
of

HYDROPHI TECHNOLOGIES GROUP, INC.

(Name of Corporation as currently filed with the Florida Dept. of State)

P10000051569

(Document Number of Corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

____*The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

____

____

____

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

____

____

____

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent ________________________________

____
(Florida street address)

New Registered Office Address: ________________________________, Florida____________
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

Page 1 of 4

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:
(Attach additional sheets, if necessary)
Please note the officer/director title by the first letter of the office title:
P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.
Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ☐ Change	______	______	______
☐ Add			______
☐ Remove			______
2) ☐ Change	______	______	______
☐ Add			______
☐ Remove			______
3) ☐ Change	______	______	______
☐ Add			______
☐ Remove			______
4) ☐ Change	______	______	______
☐ Add			______
☐ Remove			______
5) ☐ Change	______	______	______
☐ Add			______
☐ Remove			______
6) ☐ Change	______	______	______
☐ Add			______
☐ Remove			______

Page 2 of 4

E. <u>If amending or adding additional Articles, enter change(s) here</u>:
(Attach *additional sheets, if necessary). *(Be specific)*

see attached

F. <u>If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:</u>
(if not applicable, indicate N/A)

N/A

Page 3 of 4

Rider to Section E of Articles of Amendment to the Articles of Incorporation of Hydrophi Technologies Group, Inc.

Article IV of the Articles of Incorporation is hereby deleted in its entirety and amended and restated as follows:

" ARTICLE IV CAPITAL STOCK

The Corporation is authorized to issue the following capital stock:

(a) The total number of shares which the Corporation shall have authority to issue is six hundred twenty five million (625,000,000), consisting of six hundred million (600,000,000) shares of common stock, par value $0.0001 per share (the "Common Stock"), and twenty five million (25,000,000) shares of preferred stock, par value $0.0001 per share (the "Preferred Stock").

(b) The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock of one or more series, with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in the Articles of Incorporation of the Corporation, or any amendment thereto, including (but without limiting the generality of the foregoing) the following:

(i) the number of shares constituting such series and the distinctive designation of such series;

(ii) the dividend rate, if any, of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or of any other series of capital stock, and whether such dividends shall be cumulative or noncumulative;

(iii) whether the shares or such series shall be subject to redemption by the Corporation, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

(iv) the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

(v) whether the shares of such series shall be convertible into or exchangeable for shares of any other class or classes of capital stock of the Corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

(vi) whether such series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

(vii) the restrictions, if any, on the issue or reissue of any additional Preferred Stock; and

(viii) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of such series."

2105203

2